UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report: April 21, 2010
CALAVO GROWERS, INC.
(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)
1141-A Cummings Road, Santa Paula, California 93060
(Address of Principal Executive Offices) (Zip Code)
(Former Name or Former Address, if Changed Since Last Report)
Registrant’s telephone number, including area code: (805) 525-1245
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On April 21, 2010, we held the annual meeting of shareholders of Calavo Growers, Inc. at 15765 W. Telegraph Road, Santa Paula, California, 93060. At the meeting, the holders of our outstanding common stock acted on the following matters:
     (1) The shareholders voted on a cumulative basis and elected the following 13 directors, each to serve for a term of one year. Each nominee received the following votes:

	Votes	Votes	Broker
Name of Nominee	For	Withheld	Non-Votes
Lecil E. Cole	24,953,394	199,398	1,626,897
George H. Barnes	6,693,217	124,654	1,626,897
Michael D. Hause	6,671,497	146,374	1,626,897
Donald M. Sanders	9,201,003	489,244	1,626,897
Fred J. Ferrazzano	6,676,616	160,183	1,626,897
Alva V. Snider	6,757,454	131,345	1,626,897
Scott Van Der Kar	6,832,768	455,657	1,626,897
J. Link Leavens	10,586,222	455,657	1,626,897
Dorcas H. McFarlane	8,001,743	453,207	1,626,897
John M. Hunt	6,160,462	1,290,548	1,626,897
Egidio Carbone, Jr.	6,616,703	231,523	1,626,897
Harold Edwards	15,089,760	447,447	1,626,897
Steven Hollister	6,700,965	116,906	1,626,897

(2) The shareholders voted for the ratification of the appointment of Ernst & Young LLP as our independent accountants for fiscal 2010. Votes cast were as follows:

For	11,202,458
Against	49,841
Abstain	39,517

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.

April 27, 2010

	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President
(Principal Executive Officer)

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